UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2020

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35737	94-3306718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value, $0.001 per share	NWBO	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Northwest Biotherapeutics, Inc. (the “Company”) has received questions from several shareholders relating to its Quarterly Report on Form 10-Q for the period ended March 31, 2020 (the “10-Q”), including the following, and the Company’s answers to these questions are as follows:

Why has the Company not filed its 10-Q yet?

As the Company noted in its filing on Form 12b-25 on May 12, 2020, the Company encountered unexpected accounting aspects relating to a German tax issue. The Company is still working through this matter with its auditors.

Will the Company’s delayed filing of its 10-Q adversely affect the Company’s operations?

The Company does not believe the delayed filing will adversely affect its operations. For example, it will not affect the Company’s ability to continue its financings as needed. The Company will remain eligible to undertake financings using its existing shelf registration until its next 10-K filing, which will be in March of next year, and the Company’s existing shelf has approximately $139 million of available unused capacity on it.

What is the situation with the warrant suspensions and expirations?

During May and June, 2020, approximately 62 million warrants have expired or are scheduled to expire, in addition to the warrants suspended under the arrangements described below.

During April and May, 2020, the Company has been undertaking negotiations related to certain warrant adjustments, including suspensions of certain warrants, making them unexercisable for a defined period, and extensions of the warrants suspended.

On May 10, 2020, for a number of unrelated warrant holders, the Company agreed to issue 17.5% new warrants and extend the investors’ current warrant term by six months, in consideration of the investor’s suspension of the current and newly issued warrants until November 1, 2020. The unrelated investors suspended a total of approximately 81 million warrants.  The Company agreed to issue 14.2 million new warrants to these investors under the suspension agreements.

On April 30, 2020, the Company entered into an agreement with its CEO, Linda Powers, in regard to approximately 90 million warrants and options held by Ms. Powers.  She agreed to suspend approximately 60 million existing warrants and options held or due to her until November 1, 2020, making them unexercisable during this period.  In consideration, the Company extended the exercise period of a separate approximately 29 million existing warrants held by Ms. Powers (not part of the 60 million warrants and options), and Ms. Powers also agreed to suspend those 29 million warrants until November 1, 2020.  The extension of the 29 million warrants provides an exercise period of 2-1/2 years after the suspension period.

Total expirations and suspensions through the end of June equal approximately 233 million exercise shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: May 20, 2020	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman